EXHIBIT 99.2

Name and Address of Reporting Person:

Joseph P. Landy

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

Issuer Name and Ticker Symbol:

Avaya Inc. [AV]

Date of Earliest Transaction Required to be Reported:

09/19/2006

On September 19, 2006, 156,529 shares of the Issuer's Common Stock held by Warburg, Pincus Equity Partners, L.P., and three affiliated limited partnerships (collectively, 'WPEP') were sold throughout the day. Warburg Pincus Partners LLC, a New York limited liability company ('WP Partners'), a subsidiary of Warburg Pincus & Co., a New York general partnership ('WP'), is the sole general partner of WPEP. WPEP is managed by Warburg Pincus LLC, a New York limited liability company ('WP LLC').

The reporting person is a director of the Issuer, is a Managing General Partner of WP and a Managing Member of WP LLC.  Securities of the Issuer that were sold by WPEP, WP Partners, WP and WP LLC are being reported on the reporting person's Form 4 because of his affiliation with WP and WP LLC.

These shares were sold at prices ranging from $11.06 to $11.15 per share for an average selling price of $11.1011 per share.

Warburg Pincus Equity Partners LP

Date   Qty      Price

9/19/2006   94     $11.06

9/19/2006   1606     $11.07

9/19/2006   32066    $11.08

9/19/2006   37807    $11.09

9/19/2006   21053    $11.10

9/19/2006   16266    $11.11

9/19/2006   17010    $11.12

9/19/2006   16254    $11.13

9/19/2006   4441     $11.14

9/19/2006   1323     $11.15

Warburg Pincus Netherlands Equity Partners I C.V.

Date   Qty      Price

9/19/2006   3    $11.06

9/19/2006   51    $11.07

9/19/2006   1018    $11.08

9/19/2006   1200    $11.09

9/19/2006   669    $11.10

9/19/2006   516    $11.11

9/19/2006   540    $11.12

9/19/2006   516    $11.13

9/19/2006   141    $11.14

9/19/2006   42    $11.15

Warburg Pincus Netherlands Equity Partners II C.V.

Date   Qty      Price

9/19/2006   2    $11.06

9/19/2006   34    $11.07

9/19/2006   679    $11.08

9/19/2006   800    $11.09

9/19/2006   445    $11.10

9/19/2006   344    $11.11

9/19/2006   360    $11.12

9/19/2006   344    $11.13

9/19/2006   94    $11.14

9/19/2006   28    $11.15

Warburg Pincus Netherlands Equity Partners III C.V.

Date   Qty      Price

9/19/2006   1    $11.06

9/19/2006   9    $11.07

9/19/2006   169    $11.08

9/19/2006   200    $11.09

9/19/2006   111    $11.10

9/19/2006   86    $11.11

9/19/2006   90    $11.12

9/19/2006   86    $11.13

9/19/2006   24    $11.14

9/19/2006   7    $11.15